Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SpeedSport Branding, Inc. (the “Company”) on Form 10-Q, for the three month period ended March 31, 2014, as filed with the Securities and Exchange Commission, I, Timothy Koziol, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date, April 25, 2014

/s/ Timothy Koziol

Name: Timothy Koziol

Its: Treasurer and Principal Financial Officer